Exhibit 99.1

For more information, contact:
Novatel Wireless	The Blueshirt Group, Investor Relations
Dan Halvorson	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
(858) 320-8821	chris@blueshirtgroup.com
www.novatelwireless.com	rakesh@blueshirtgroup.com

FOR IMMEDIATE RELEASE

NOVATEL WIRELESS REPORTS RECORD RESULTS DRIVEN BY STRONG SALES

ACROSS MULTI-PRONGED 3G PRODUCT PORTFOLIO

First Quarter Revenue Increases 174% Year over Year and 43% Sequentially

GAAP EPS of $0.34 per share and Non-GAAP EPS of $0.40 per share

2007 Non-GAAP EPS Guidance Increases by over 50% to $1.00 to $1.05 per share

SAN DIEGO, CA — May 1, 2007 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the first quarter ended March 31, 2007.

Revenue for the first quarter was up 43% sequentially to approximately $110 million versus revenue of $77 million in the prior quarter and up 174% over revenue of $40.2 million reported in the same period last year. First quarter GAAP net income was $10.1 million or $0.34 per diluted share. This compares to GAAP net loss of $1.3 million or a loss of $0.05 per diluted share in the prior year period. 2007 first quarter GAAP results include approximately $2.0 million of non-cash share-based compensation, or $0.06 per diluted share, net of taxes. Excluding the effect of these charges, non-GAAP net income was $12.1 million or $0.40 per diluted share for the first quarter of 2007.

“Our first quarter performance was the best in Company history, with record sales, strong gross margins and impressive operating leverage,” commented Brad Weinert, Novatel Wireless’ acting Chief Executive Officer. “Sales were even higher than forecasted in our revised guidance due to strong end-of-the-quarter momentum for newly introduced ExpressCards and Ovation USB devices. During the quarter,

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shipments of the Company’s ExpressCards – the most successful new product introduction in our history – grew to almost $50 million in sales. Additionally, some initial stocking orders for Ovation USB modems, previously expected to be shipped in Q2, were shipped within the quarter contributing to the higher-than-expected revenue. Over the last month, we have received more follow-on orders for Ovation devices and are seeing strong demand across our multi-pronged 3G product portfolio, offering clear evidence of the success of our diversification strategy and the increasing demand for innovative wide-area wireless data solutions.”

“The first quarter demonstrated the strong operating leverage in our model,” added Dan Halvorson, Novatel Wireless’ Chief Financial Officer. “Gross margin increased to 31.1%, benefiting from improved operational efficiencies and the increase in sales of our Ovation product line, and our operating margin more than doubled to 16.1% of sales, excluding share-based compensation charges. In the second quarter, we will continue to scale our internal infrastructure to meet the growth in our business and sector. Given our strong operating leverage and impressive year-over-year revenue growth, we are raising our non-GAAP earnings guidance by over 50% for the year to $1.00 to $1.05 per diluted share.”

Q2 and 2007 Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release for a description of risks. Please see the Company’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

The following table summarizes the Company’s financial guidance for the second quarter of 2007 and the year ending December 31, 2007. These estimates are based on the Company’s current business outlook as of the date of this press release. Non-GAAP earnings per diluted share are based on a projected tax rate of 35% and exclude FAS 123R share-based compensation expenses.

Second Quarter 2007:

Revenue	approximately $90 million
Non-GAAP Earnings Per Share, Diluted	$0.20 - $0.22

Fiscal Year 2007:

Revenue	$380 million to $390 million
Non-GAAP Earnings Per Share, Diluted	$1.00 - $1.05

Conference Call

The Company will host a live conference call for equity analysts and investors today to discuss its quarterly and full year results at 4:30 p.m. ET. The conference call may be accessed by dialing 800-257-7063 for domestic callers and 303-262-2140 for international callers. The conference call will be webcast live on the Novatel Wireless website at www.novatelwireless.com, under the "Investor Relations" section. Following the live webcast, an archived version will be available on the Novatel Wireless website. A telephonic replay of the conference call will also be available approximately two hours after the call and will be accessible for two business days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11088215. International parties should call 303-590-3000 and enter passcode 11088215.

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The Company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ MerlinTM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. Forward-looking statements, including without limitation, the information above under “Q2 and 2007 Outlook”, involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include, without limitation, (1) the future demand for wireless broadband access to data, (2) the future growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies, (4) continued acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings in 2007, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments, (10) dependence on a small number of customers, (11) the effect of changes in accounting standards and in aspects of our critical accounting policies and (12) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures; GAAP EPS

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP diluted earnings per share. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Novatel Wireless’s ongoing operational performance. Novatel Wireless believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude FAS 123R share-based compensation expense.

The Company continues to evaluate the factors that might impact 2007 diluted GAAP EPS, which consist primarily of FAS 123R share-based compensation expenses and accruals for income tax expense. The FAS 123R share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact the Company’s deferred tax assets are expected to vary from period to period, also making diluted GAAP EPS difficult to estimate.

©2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	As of
	March 31, 2007	December 31, 2006
ASSETS

Current assets:

Cash and cash equivalents	$39,631	$34,612
Marketable securities	50,019	48,071
Accounts receivable, net	60,892	47,774
Inventories	27,183	25,662
Deferred tax assets, net	5,931	5,931
Prepaid expenses and other	4,332	3,344

Total current assets	187,988	165,394

Property and equipment, net	18,982	15,501

Marketable securities	1,493	1,479

Intangible assets, net	2,094	2,411

Deferred tax assets, net	8,663	6,630

Other assets	213	230

	$219,433	$191,645

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$43,403	$39,346
Accrued expenses	26,104	18,063

Total current liabilities	69,507	57,409

Stockholders’ equity:

Common stock	30	30
Additional paid-in capital	361,696	356,138
Accumulated other comprehensive loss	(5)	(31)
Accumulated deficit	(211,795)	(221,901)

Total stockholders’ equity	149,926	134,236

	$219,433	$191,645

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2007	2006
Revenue	$109,848	$40,159

Cost of revenue	75,854	31,279

Gross margin	33,994	8,880

Operating costs and expenses:
Research and development	8,983	6,727
Sales and marketing	5,359	2,729
General and administrative	4,387	3,741

Total operating costs and expenses	18,729	13,197

Operating income (loss)	15,265	(4,317)

Other income (expense):
Interest income and expense, net	1,029	619
Other income (expense), net	201	567

Income (loss) before income taxes	16,495	(3,131)

Provision (benefit) for income taxes	6,389	(1,785)

Net income (loss)	$10,106	$(1,346)

Per share data:
Net income (loss) per share:
Basic	$0.34	$(0.05)
Diluted	$0.34	$(0.05)

Weighted average shares used in computation of Net income (loss) per share:
Basic	29,918	29,375
Diluted	30,094	29,375

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended March 31, 2007

(in thousands, except per share data)

	GAAP	Adjustments (a)	Non-GAAP
Revenue	$109,848		$109,848

Cost of revenue	75,854	$(156)	75,698

Gross margin	33,994	156	34,150

Operating costs and expenses:
Research and development	8,983	(610)	8,373
Sales and marketing	5,359	(492)	4,867
General and administrative	4,387	(1,208)	3,179

Total operating costs and expenses	18,729	(2,310)	16,419

Operating income	15,265	2,466	17,731

Other income (expense):
Interest income and expense, net	1,029		1,029
Other income (expense), net	201		201

Income before income taxes	16,495	2,466	18,961

Provision for income taxes	6,389	510	6,899

Net income	$10,106	$1,956	$12,062

Per share data:

Net income per common share:
Basic	$0.34		$0.40
Diluted	$0.34		$0.40

Weighted average shares used in computation of Net income per share:
Basic	29,918		29,918
Diluted	30,094		30,094

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.